Supplement dated April 5, 1999 to PRICING
                      SUPPLEMENT NO.1 dated August 5, 1996
                  to the Prospectus dated December 28, 1995 and
                   Prospectus Supplement dated January 3, 1996

                               -------------------

                                   $73,000,000

                        GS Financial Products U.S., L.P.

                           MEDIUM-TERM NOTES, SERIES B

            S&P ENHANCED STOCK INDEX GROWTH NOTES DUE AUGUST 9, 2002

                                   ("E-SIGNS")

                               -------------------


         On April 5, 1999, the closing value of the S&P 500 Composite Stock Index (the "Index") was 1321.12. As a result, pursuant to the terms of the E-SIGNS, the Redemption Amount payable on the Stated Maturity Date will be $53.25 per each $25 face amount of E-SIGNS, irrespective of further increases or decreases in the closing value of the Index. For a discussion of some of the implications of this event, see "Certain Factors--Trading--Redemption Amount Cap" in the accompanying Pricing Supplement No. 1 and for the possible tax consequences of this event, see "Certain United States Federal Tax Considerations" in the accompanying Pricing Supplement No. 1.